EXHIBIT 10.54
                      FINANCIAL AND PERFORMANCE GUARANTEE

WHEREAS ENRON OIL & GAS INTERNATIONAL, INC., a duly organized and existing under the laws of Delaware, U.S.A., having its registered office at 1400 Smith Street, Houston, Texas, U.S.A., (hereinafter referred to as "the Guarantor" which expression shall include its successors and assigns) is the indirect owner of 100% of the capital stock of ENRON OIL & GAS INDIA LIMITED ("Company") and direct owner of its parent company; and

WHEREAS Company is signatory to a Production Sharing Contract of even date of this guarantee in respect of an Offshore area identified as Tapti Block (hereinafter referred to as "the Contract") made between the Government of India (hereinafter referred to as "the Government"), Company, RELIANCE INDUSTRIES LIMITED and OIL & NATURAL GAS CORPORATION LIMITED (hereinafter referred to as "Contractor" which expression shall include its successors and permitted assigns); and

WHEREAS the Guarantor wishes to guarantee the performance of Company or its Affiliate Assignee under the Contract as required by the terms of the Contract;

NOW, THEREFORE, this Deed hereby provides as follows:

1. The Guarantor hereby unconditionally and irrevocably guarantees to the Government that it will make available, or cause to be made available, to Company or any other directly or indirectly owned Affiliate of Company to which any part or all of Company's rights or interest under the Contract may subsequently be assigned ('Affiliate Assignee'), to ensure that Company or any Affiliate Assignee can carry out its work commitment as set forth in the Contract.

2. The Guarantor further unconditionally and irrevocably guarantees to the Government reasonable compliance by Company or any Affiliate Assignee, of any obligations of Company or any Affiliate Assignee under the Contract.

3. The Guarantor hereby undertakes to the Government that if Company, or any Affiliate Assignee, shall, in any respect, fail to perform its work commitments under the Contract or commit any material breach of such obligations, then the Guarantor shall fulfill or cause to be fulfilled the obligations in place of Company or any Affiliate Assignee, and will indemnify the Government against all actual losses, damages, costs, expenses, or otherwise which may result directly from such failure to perform or breach on the part of Company. In no event shall Guarantor be liable for any special consequential, indirect, incidental or punitive damages of any kind or character, including, but not limited to, loss of profits or revenues, loss of product or loss of use arising out of or related to a material breach by Company of its obligations under the Contract.

4. This guarantee shall take effect from the Effective Date and shall remain in full force and effect for the duration of the Contract and thereafter until no sum remains payable by Company, or its Affiliate Assignee, under the Contract or as a result of any decision or award made by any expert or arbitration tribunal thereunder.

5. This guarantee shall not be affected by any change in the Articles of Association and by-laws of Company or the Guarantor or in any instrument establishing the Licensee.

6. The liabilities of the Guarantor shall not be discharged or affected by (a) any time indulgence, waiver or consent given to Company; (b) any amendment to the Contract or to any security or other guarantee or indemnity to which Company has agreed; (c) the enforcement or waiver of any terms of the Contract or of any security, other guarantee or indemnity; or
        (d) the dissolution, amalgamation, reconstruction or reorganization of Company.

7. This guarantee shall be governed by and construed in accord-ance with the laws of India.

        IN WITNESS WHEREOF the Guarantor, through its duly authorized representatives, has caused its seal to be duly affixed hereto and this guarantee to be duly executed the 22nd day of December 1994.

The seal of Enron Oil & Gas International, Inc.
was hereto duly affixed
by E. J. Vandermark this 22nd
day of December 1994 in
accordance with its by-laws
and this guarantee was duly
signed by J. P. Kopecky
and E.J. Vandermark
as required by the said by-laws.

/S/ E. J. VANDERMARK                                    /S/ J. A. KOPECKY
    E. J. Vandermark                                        J. A. Kopecky
    Assistant Secretary                                     Vice President



Witness:


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